                                                                    Exhibit 99.1

J.P. Morgan Chase & Co.                                    [JPMORGAN CHASE LOGO]
270 Park Avenue, New York, NY 10017-2070
NYSE symbol: JPM
www.jpmorganchase.com
--------------------------------------------------------------------------------
News release: IMMEDIATE RELEASE


        JPMORGAN CHASE REPORTS SECOND QUARTER 2001 RESULTS AND ANNOUNCES
              NEW $6 BILLION COMMON STOCK REPURCHASE AUTHORIZATION

NEW YORK, JULY 18, 2001 - J.P. Morgan Chase & Co. (NYSE: JPM) today announced second quarter 2001 operating earnings per share of $0.33, compared with $0.70 in the first quarter of 2001 and $0.89 in the second quarter of 2000. Operating income was $690 million in the 2001 second quarter compared to $1,436 million in the first quarter of 2001 and $1,757 million one year ago.

The contribution of JPMorgan Partners to operating earnings per share was a loss of $0.31 in the second quarter compared to a $0.01 loss in the first quarter and income of $0.10 in the second quarter of 2000. Excluding the results of JPMorgan Partners, operating earnings per share were $0.64 in the second quarter of 2001. This compares with $0.71 in the first quarter of 2001 and $0.79 in the second quarter of 2000.

Reported net income, which includes merger and restructuring costs, was $378 million, or $0.18 per share, in the second quarter of 2001. This compares with $1,199 million, or $0.58 per share, in the first quarter of 2001 and $1,633 million, or $0.83 per share, in the second quarter of 2000.

Amortization of intangibles was $0.09 per share in the second quarter of 2001, $0.08 per share in the first quarter, and $0.05 per share one year ago. The annualized cash operating return on common equity was 8% for the second quarter of 2001, 17% excluding the results of JPMorgan Partners. See the Financial Highlights exhibit for consolidated results on a cash basis. Results for all periods give effect to the merger of The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated on December 31, 2000.

The Board of Directors of J.P. Morgan Chase & Co. has authorized the repurchase of up to $6 billion of JPMorgan Chase's common stock in the open market or through negotiated transactions. This authorization is in addition to any amounts necessary to provide for issuances under JPMorgan Chase's dividend reinvestment plan and its various stock-based director and employee benefits plans. The authorization is effective July 19, 2001.

"We are not satisfied with our financial results, which have been negatively affected by weak markets and deterioration of private equity values," said William B. Harrison, Jr., President and Chief Executive Officer. "On the other hand, we are making excellent progress on merger integration and after only six months as a merged company we are already beginning to see improved competitive performance for our franchise. This has confirmed our confidence in our merger execution capability and in our business model. We are more confident than ever that our franchise will produce strong returns over time."

--------------------------------------------------------------------------------
Investor Contact:    John Borden                     Media Contact: Jon Diat
                     212-270-7318                                   212-270-5089

J.P. Morgan Chase & Co.
News Release


HIGHLIGHTS FOR THE SECOND QUARTER 2001

- Results for JPMorgan Partners were negatively affected by $1.02 billion of write-downs and write-offs, particularly from telecommunications investments in the privately held portion of the portfolio.

- Total operating expenses declined by 6%, or $315 million, from the first quarter of 2001 and declined by 4% from the second quarter of 2000 including Flemings on a pro-forma basis.

- Investment banking fees were down only 1% from the first quarter, reflecting market share gains in a weaker market.

- Treasury & Securities Services and Retail & Middle Market Financial Services posted solid results, with cash ROE in excess of 20% for each business.

- Investment Management & Private Banking expense initiatives led to 18% growth in cash operating earnings from a weak first quarter.

BUSINESS SEGMENT RESULTS (ALL COMPARISONS TO PERIODS IN 2000 ARE PRO-FORMA TO ASSUME THAT THE PURCHASE OF FLEMINGS OCCURRED AT THE BEGINNING OF THAT YEAR)

JPMORGAN PARTNERS had private equity losses of $827 million in the second quarter, compared to gains of $132 million in the first quarter and gains of $447 million in the second quarter of 2000. Unrealized losses of $767 million in the quarter reflected $860 million of downward valuation adjustments taken primarily against telecommunications-related private direct investments and certain third party funds that were only partially offset by unrealized gains in public securities. Realized losses of $60 million in the second quarter reflected $156 million of write-offs primarily of telecommunications investments that exceeded realized gains elsewhere in the portfolio.

The total write-downs and write-offs of $1.02 billion relate primarily to investments made in 1999 and 2000. These valuation adjustments reflect the likelihood that access to the capital markets will be limited for some time to newer companies in the technology and telecommunications sectors.

THE INVESTMENT BANK'S operating revenues were $3.78 billion in the second quarter of 2001, a decline of 15% from the first quarter and an 11% decline from the second quarter of 2000. Cash operating expenses of $2.37 billion declined by 10% from the first quarter and by 8% from the second quarter of 2000. The expense declines in each period resulted primarily from reduced levels of salaries and incentive compensation, and reflect headcount reduction in excess of 3,000.

Investment banking fees totaled $921 million in the second quarter, declining 2% from the first quarter and 21% from the second quarter of 2000. Continued strength in loan and bond origination revenues, and an improvement in equity underwriting, helped largely to offset lower M&A fees when compared to the first quarter. The 21% decline from the second quarter of 2000 reflects the comparative strength in equity capital markets and M&A one year ago. For the first six months of the year, investment banking fees declined by 22% compared to the first half of 2000 reflecting a

J.P. Morgan Chase & Co.
News Release


significant reduction in overall market activity. During the first six months of 2001, however, important product leadership positions were maintained in leveraged and syndicated lending (#1) and U.S. high grade bonds (#2)(1). In addition, the global announced M&A ranking for the first six months of 2001 improved to #5 from #7 as compared to the same period one year ago(2).

Trading revenues (including related net interest income) of $1.61 billion declined by 24% from the first quarter and by 11% from the second quarter of 2000. Seasonal strength in the first quarter and overall challenging market conditions contributed to the declines from each period compared to the second quarter. These declines were experienced across most of the firm's trading activities. Trading revenues declined by 6% for the first half of 2001 compared to the same period in 2000.

Fees and commissions of $400 million in the second quarter experienced declines of 15% from the first quarter and 16% from the second quarter of 2000. In each instance, the declines reflected lower equity brokerage commissions. Securities gains of $67 million in the second quarter resulted from the favorable impact of declining interest rates on the firm's securities portfolio maintained in connection with asset/liability management.

The Investment Bank's cash operating earnings totaled $790 million in the second quarter, a 25% decline from the first quarter and a 20% decline from the second quarter of 2000. For the second quarter of 2001, the Investment Bank's cash overhead ratio was 63% and cash ROE was 17%.

INVESTMENT MANAGEMENT & PRIVATE BANKING had operating revenues of $788 million in the second quarter, 2% below the first quarter and down 15% from the second quarter of 2000. The decline versus one year ago was primarily a result of lower assets under management and associated management fees as a consequence of market conditions. Revenues from commissions and spreads also were down from one year ago. Total assets under management of $611 billion were 6% lower than one year ago and flat from the prior quarter, with a higher proportion of assets held in lower yielding money market accounts. This excludes assets managed in other lines of business and assets attributable to the firm's 45% stake in American Century.

Cash operating expenses of $644 million declined by 6% from both the first quarter and from the second quarter of 2000, driven by lower compensation expense. The overall reduction in cash expenses in the second quarter resulted in cash operating earnings growth of 18% from the first quarter, with pre-tax margin improvement from 15% to 19%. The 15% decline in revenues from the second quarter of 2000, however, contributed to a 26% decline in cash operating earnings from the second quarter of 2000.


--------
(1) Thomson Financial Securities Data

(2) Ibid.

J.P. Morgan Chase & Co.
News Release


TREASURY & SECURITIES SERVICES operating revenues were $909 million in the second quarter, essentially flat with the first quarter of 2001 and an increase of 1% from the second quarter of 2000. In each instance, revenues declined at Investor Services reflecting lower asset-based fees, lower foreign exchange and reduced net asset growth. Revenues were stronger for Treasury Services and Institutional Trust reflecting new business and higher volumes, which offset the negative effect of declining short-term interest rates on deposits.

Operating expenses increased by 3% both from the first quarter and year-over-year. The increases largely reflected higher processing volumes across all businesses. Cash operating earnings declined by 6% and 3% from the first quarter of 2001 and second quarter of 2000, respectively. Cash ROE was 22% in the second quarter of 2001.

RETAIL & MIDDLE MARKET FINANCIAL SERVICES operating revenues were $2.64 billion, increasing by 3% and 5% from the first quarter of 2001 and second quarter of 2000, respectively. Adjusted for business dispositions during the second half of 2000, second quarter operating revenues increased by 9% compared to one year ago. These revenue increases were driven by volume growth in the credit card, auto finance and mortgage businesses.

Cash operating expenses increased by 4% from both the first quarter of 2001 and second quarter of 2000 and reflected higher business volumes and increased credit card marketing since the second quarter of 2000 in support of growth initiatives. Adjusted for business dispositions, cash operating expenses increased by 7% from one year ago. Cash ROE for the quarter was 21% reflecting cash operating earnings of $438 million in the second quarter. Cash operating earnings declined by 1% and 3% from the first quarter of 2001 and second quarter of 2000, respectively.

Mortgage and auto originations totaled $53.8 billion and $4.8 billion, respectively, in the second quarter, and exceeded the record levels that had been achieved for each in the prior quarter. Credit card outstandings grew by over 15% from one year ago. New account growth continued with over one million accounts added in the quarter. The declining interest rate environment had a negative impact on Regional Banking Group's performance by reducing deposit spreads and depressing investment revenues consistent with overall market conditions.

EXPENSES

Total cash operating noninterest expense was $5.10 billion, a 6% decline from the first quarter of 2001 and a 4% decline from the second quarter of 2000 pro-forma for Flemings. This expense decline reflected merger-related headcount reduction of 4,663 since September 2000. Amortization of intangibles was $183 million in the second quarter of 2001 compared to $177 million in the first quarter and $92 million one year ago.

Included in reported earnings in the second quarter of 2001 are $478 million (pre-tax) of previously announced merger and restructuring costs, for a total of $806 million in the first half of this year


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
J.P. Morgan Chase & Co.
News Release


compared to anticipated total merger and restructuring costs of $2.5 billion over the course of 2001 and 2002.

CREDIT COSTS

COMMERCIAL net charge-offs in the second quarter of 2001 were $212 million, which compares to $148 million in the first quarter and $95 million in the second quarter of 2000. The increase in the second quarter primarily relates to U.S. commercial and industrial loans, with the telecom sector representing the majority of second quarter commercial net charge-offs.

CONSUMER charge-offs on a managed basis (i.e., including securitizations) were $586 million, up from $540 million in the first quarter and $482 million in the second quarter of 2000. In each instance, the increase related almost exclusively to the credit card business. On a managed basis, the credit card net charge-off ratio was 5.54%, an increase from 5.05% in the first quarter and 5.16% in the second quarter of 2000. The increase in this ratio from the first quarter primarily was the result of higher bankruptcy filings, which were leveling off during the latter half of the second quarter.

TOTAL NONPERFORMING ASSETS were $2.50 billion at June 30, 2001 compared to $2.23 billion and $2.04 billion at March 31, 2001 and June 30, 2000, respectively. The increase from March 31 relates in particular to U.S. commercial and industrial loans.

TOTAL ASSETS AND CAPITAL

Total assets as of June 30, 2001 were $713 billion, compared with $714 billion as of March 31, 2001 and $662 billion one year ago. JPMorgan Chase's Tier One capital ratio was 8.6% at June 30, 2001, 8.7% at March 31, 2001, and 8.6% one year ago.

OTHER FINANCIAL INFORMATION

MERGERS OF THE WHOLESALE BROKER DEALERS AND LEAD BANKS: The merger of Chase Securities Inc. and J.P. Morgan Securities Inc. occurred on May 1, 2001; the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York currently is scheduled to occur in October 2001.

SPECIAL ITEMS: Special items in the second quarter of 2001 were $478 million (pre-tax) of merger and restructuring costs. Special items in the second quarter of 2000 include a $141 million loss resulting from the economic hedge of the purchase price of Flemings prior to its acquisition and $50 million of restructuring costs associated with previously announced relocation initiatives.

J.P. Morgan Chase & Co. is a leading global financial services firm with assets of $713 billion and operations in more than 50 countries. The firm is a leader in investment banking, asset management,

J.P. Morgan Chase & Co.
News Release


private equity, custody and transaction services, retail and middle market financial services, and e-finance. Headquartered in New York, JPMorgan Chase serves more than 30 million consumer customers and the world's most prominent corporate, institutional and government clients.

JPMorgan Chase will hold a presentation for the investment community on Wednesday, July 18, 2001 at 11:00 a.m. (Eastern Daylight Time) to review second quarter 2001 financial results. A live audio webcast of the presentation will be available on www.jpmorganchase.com. In addition, persons interested in listening to the presentation by telephone may dial in at (973) 872-3100. A telephone replay of the presentation will be available beginning at 1:30 p.m. (EDT) on July 18, 2001 and continuing through 6:00 p.m. (EDT) on July 24, 2001 at (973) 341-3080, passcode 2671619. The replay also will be available on www.jpmorganchase.com.

This presentation contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These uncertainties include: the risk of adverse movements or volatility in the debt and equity securities markets or in interest or foreign exchange rates or indices; the risk of adverse impacts from an economic downturn; the risk of a downturn in domestic or foreign securities and trading conditions or markets; the risks involved in deal completion including an adverse development affecting a customer or the inability by a customer to receive a regulatory approval; the risks associated with increased competition; the risks associated with unfavorable political and diplomatic developments in foreign markets or adverse changes in domestic or foreign governmental or regulatory policies; the risk that the merger integration will not be successful or that the revenue synergies and cost savings anticipated from the merger may not be fully realized or may take longer to realize than expected; the risk that the integration process may result in the disruption of ongoing business or in the loss of key employees or may adversely affect relationships with employees, clients or suppliers; the risk that the credit, market, liquidity, and operational risks associated with the various businesses of JPMorgan Chase are not successfully managed; or other factors affecting operational plans. Additional factors that could cause JPMorgan Chase's results to differ materially from those described in the forward-looking statements can be found in the 2000 Annual Report on Form 10-K of J.P. Morgan Chase & Co., filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov).

                                      # # #

                             J.P. MORGAN CHASE & CO.

                              FINANCIAL HIGHLIGHTS

                 (IN MILLIONS, EXCEPT PER SHARE DATA AND RATIOS)


                                                          SECOND QUARTER                                  SIX MONTHS
                                         ----------------------------------------------    ----------------------------------------
                                                                       OVER/(UNDER)                                    OVER/(UNDER)
REPORTED BASIS                              2001         2000       2Q 2000    1Q 2001          2001          2000        2000
                                         ----------   ----------  ----------   --------    -------------   ----------  ------------
Revenue                                  $  6,871     $  7,899       (13)%       (17) %    $ 15,124        $ 16,668         (9) %
Noninterest Expense (excluding Merger
      and Restructuring Costs)              5,283        5,025         5          (6)        10,881          10,378          5
Merger and Restructuring Costs                478           50        NM          46            806              50         NM
Provision for Loan Losses                     525          328        60          17            972             670         45
Net Income (a)                           $    378     $  1,633       (77)        (68)      $  1,577        $  3,621        (56)

Net Income per Share:

      Basic (a)                          $   0.18     $   0.87       (79)        (70)      $   0.78        $   1.92       (59)
      Diluted (a)                            0.18         0.83       (78)        (69)          0.76            1.84       (59)
Cash Dividends Declared                      0.34         0.32         6          --           0.68            0.64         6
Share Price at Period End                                                                     44.60           46.06        (3)
Book Value at Period End                                                                      20.81           19.19         8

Common Shares Outstanding:
Average Common Shares:

      Basic                               1,978.4      1,853.1         7           1        1,972.6         1,858.9          6
      Diluted                             2,033.6      1,939.2         5          --        2,033.0         1,942.3          5
Common Shares at Period End               1,989.2      1,829.7         9          --        1,989.2         1,829.7          9

Performance Ratios:

Return on Average Total Assets  (b)          0.21 %       0.98 %     (77) bp    (46) bp        0.43 %          1.10 %      (67) bp
Return on Average Common Equity  (b)          3.5         19.1    (1,560) bp   (810) bp         7.5            21.4     (1,390) bp

Capital Ratios:

Tier I Capital Ratio                                                                            8.6 %(g)        8.6 %
Total Capital Ratio                                                                            12.1  (g)       12.3
Tier I Leverage                                                                                 5.4  (g)        5.8

                                                                   EXCLUDING JPMORGAN PARTNERS (f)
                                          ------------------------------------------------------------------------------------------
OPERATING BASIS (c)
Revenue                                   $ 8,038       $ 7,892           2 %         (5) %   $16,475        $ 16,314          1 %
Noninterest Expense                         5,209         4,945           5           (5)      10,707          10,172          5
Credit Costs                                  798           570          40           16        1,486           1,166         27
Earnings                                    1,308         1,556         (16)         (10)       2,769           3,239        (15)
Diluted Earnings per Share                   0.64          0.79         (19)         (10)        1.35            1.65        (18)
Return on Average Common Equity (b)          14.7 %        23.3 %      (860) bp     (230) bp     15.8 %          24.5 %     (870) bp
Overhead Ratio (d)                             65            63         200  bp       --  bp       65              62        300  bp

CASH OPERATING BASIS:

Cash Earnings                             $ 1,486       $ 1,646         (10)%         (9)%    $ 3,119        $  3,419         (9) %
Cash Diluted Earnings Per Share              0.72          0.84         (14)          (9)        1.52            1.74        (13)
Shareholder Value Added (e)                   463           890         (48)         (28)       1,107           1,923        (42)
Cash Return on Average Common Equity (b)     16.7 %        24.7 %      (800) bp     (230) bp     17.8 %          25.9 %     (810) bp
Cash Overhead Ratio (d)                        63            62         100  bp       --  bp       63              61        200  bp

                                                                   INCLUDING JPMORGAN PARTNERS (f)
                                          ------------------------------------------------------------------------------------------
OPERATING BASIS (c)
Revenue                                   $ 7,144       $ 8,282         (14) %       (16) %   $15,638        $ 17,305        (10) %
Noninterest Expense                         5,283         5,025           5           (6)      10,881          10,378          5
Credit Costs                                  798           570          40           16        1,486           1,166         27
Earnings                                      690         1,757         (61)         (52)       2,126           3,745        (43)
Diluted Earnings per Share                   0.33          0.89         (63)         (53)        1.03            1.90        (46)
Return on Average Common Equity (b)           6.5 %        20.6 %    (1,410) bp     (740) bp     10.1 %          22.2 %   (1,210) bp
Overhead Ratio (d)                             74            61       1,300  bp      800  bp       70              60      1,000  bp

CASH OPERATING BASIS:

Cash Earnings                             $   873       $ 1,849         (53) %       (46) %   $ 2,486        $  3,930        (37)%
Cash Diluted Earnings Per Share              0.42          0.94         (55)         (46)        1.20            2.00        (40)
Shareholder Value Added (e)                  (394)          814          NM           NM         (23)           1,881         NM
Cash Return on Average Common Equity (b)      8.2 %        21.7 %    (1,350) bp     (740) bp     11.9 %          23.3 %   (1,140)bp
Cash Overhead Ratio (d)                        71            60       1,100  bp      700  bp       67              59        800 bp


----------------------------------------------------------

NOTES: On December 31, 2000, J.P. Morgan & Co. Incorporated ("J.P. Morgan") merged with and into The Chase Manhattan Corporation ("Chase") and became J.P. Morgan Chase & Co. ("JPMorgan Chase" or "the Firm"). The merger was accounted for as a pooling of interests and, accordingly, the information included in this press release reflects the combined results of Chase and J.P. Morgan as if the merger had been in effect for all periods presented. In addition, certain amounts have been reclassified to conform to the current presentation.

(a) Reported basis for the six months 2001 includes the cumulative effect of a transition adjustment of $(25) million, net of taxes, related to the adoption of Statement of Financial Accounting Standards ("SFAS") 133, relating to the accounting for derivative instruments and hedging activities. The impact on each of basic and diluted earnings per share was $(0.01).

(b)   Based on annualized amounts.

(c) Operating basis excludes the impact of credit card securitizations, merger and restructuring costs and special items. See page 12 for a reconciliation of results on a reported and operating basis.

(d) The overhead ratio is noninterest expense as a percentage of the total of net interest income and noninterest revenue (excluding merger and restructuring costs and special items). The cash overhead ratio also excludes the impact of amortization of goodwill and certain other intangibles.

(e) SVA represents operating earnings excluding the amortization of goodwill and certain other intangibles, minus preferred dividends and an explicit charge for capital. An integrated cost of capital was implemented during the first quarter of 2001. A 12% cost of capital has been used for all businesses except JPMorgan Partners ("JPMP"), which has a 15% cost of capital. Prior periods have been restated to conform with current methodologies.

(f) JPMP is JPMorgan Chase's private equity business. See pages 8 and 9 for its line of business results.

(g)   Estimated

bp  - Denotes basis points; 100 bp equals 1%

NM  - Not meaningful

Unaudited

                             J.P. MORGAN CHASE & CO.
                            LINES OF BUSINESS RESULTS
                          (IN MILLIONS, EXCEPT RATIOS)


                                         ---------------------------------------------------------
                                                              INVESTMENT BANK
                                         ---------------------------------------------------------
                                                                                       PROFORMA
                                                          1Q 2001        2Q 2000       2Q 2000
      SECOND QUARTER                       2Q 2001       % CHANGE      % CHANGE       % CHANGE (d)
---------------------------------        ----------      --------      ---------      ------------
Operating Basis

Investment Banking Fees                  $      921          (2) %       (16) %         (21) %
Trading-Related Revenue (a)                   1,614         (24)         (10)           (11)
Fees and Commissions                            400         (15)          21            (16)
Private Equity Gains (Losses)                    14         180            8              8
Securities Gains                                 67         (60)          NM             NM
Other Revenue                                    11         175          (83)           (89)
Net Interest Income                             748           3           20             12
                                         -----------
         Operating Revenue                    3,775         (15)          (3)           (11)
Compensation Expense                          1,499         (14)           -            (11)
Non Compensation Expense                        867          (2)           6             (1)
                                         -----------
Cash Expense                                  2,366         (10)           2             (8)
Cash Operating Earnings                  $      790         (25)         (16)           (20)
                                         ===========
Average Common Equity                    $   18,340          (4)          14              -
Average Managed Assets (b)               $  510,954           -            9              6
Shareholder Value Added (SVA) (c)        $      233         (52)         (48)           (46)
Cash Return on Common Equity                   17.1 %      (510) bp     (600) bp       (440) bp
Cash Overhead Ratio                              63         400  bp      400  bp        200  bp


                                         ---------------------------------------------------------
                                                     INVESTMENT MANAGEMENT & PRIVATE BANKING
                                         ---------------------------------------------------------
                                                                                       PROFORMA
                                                         1Q 2001         2Q 2000        2Q 2000
      SECOND QUARTER                        2Q 2001     % CHANGE        % CHANGE      % CHANGE (d)
---------------------------------        ----------     --------        --------      ------------
Operating Basis

Investment Banking Fees                  $        2         NM               NM             NM
Trading-Related Revenue (a)                      19        (14) %           (44) %         (44) %
Fees and Commissions                            592         (1)              20             (8)
Private Equity Gains (Losses)                     -         NM               NM             NM
Securities Gains                                  -         NM               NM             NM
Other Revenue                                    49          7              (21)           (43)
Net Interest Income                             126         (5)             (19)           (21)
                                         ----------
         Operating Revenue                      788         (2)               5            (15)
Compensation Expense                            340        (10)              12             (9)
Non Compensation Expense                        304         (1)              21             (2)
                                         ----------
Cash Expense                                    644         (6)              16             (6)
Cash Operating Earnings                  $      117         18               (8)           (26)
                                         ==========
Average Common Equity                    $    5,885         (4)             139             (6)
Average Managed Assets (b)               $   33,495         (5)              20             (8)
Shareholder Value Added (SVA) (c)        $      (62)       (27)              NM            107
Cash Return on Common Equity                    7.8 %      140  bp       (1,270) bp       (230) bp
Cash Overhead Ratio                              82       (300) bp          800  bp        800  bp


                                         --------------------------------------------------
                                                          TREASURY & SECURITIES SERVICES
                                         --------------------------------------------------
                                                           1Q 2001                2Q 2000
      SECOND QUARTER                       2Q 2001         % CHANGE              % CHANGE
---------------------------------        ----------      -------------           ----------
Operating Basis

Investment Banking Fees                  $       1             NM                    NM
Trading-Related Revenue (a)                      1             NM                    NM
Fees and Commissions                           521              3 %                   4 %
Private Equity Gains (Losses)                    -             NM                    NM
Securities Gains                                 -             NM                    NM
Other Revenue                                   44              5                   (31)
Net Interest Income                            342             (5)                    2
                                         ---------
         Operating Revenue                     909              -                     1
Compensation Expense                           284             (4)                    3
Non Compensation Expense                       367              9                     3
                                         ----------
Cash Expense                                   651              3                     3
Cash Operating Earnings                  $     167             (6)                   (3)
                                         ==========
Average Common Equity                    $   3,003              5                     4
Average Managed Assets (b)               $  18,612              8                    16
Shareholder Value Added (SVA) (c)        $      76            (17)                  (11)
Cash Return on Common Equity                  22.2 %         (290) bp              (170) bp
Cash Overhead Ratio                             72            200  bp               200  bp


                                         ---------------------------------------------------------
                                                                JPMORGAN PARTNERS
                                         ---------------------------------------------------------
                                                                1Q 2001              2Q 2000
        SECOND QUARTER                     2Q 2001             % CHANGE             % CHANGE
---------------------------------        ----------            --------             --------

Operating Basis

Investment Banking Fees                  $        1                NM                   NM
Trading-Related Revenue (a)                       -                NM                   NM
Fees and Commissions                             20                54 %                 11 %
Private Equity Gains (Losses)                  (827)               NM                   NM
Securities Gains                                  -                NM                   NM
Other Revenue                                    (7)               NM                   40
Net Interest Income                             (81)               (9)                  17
                                         -----------
         Operating Revenue                     (894)               NM                   NM
Compensation Expense                             33               (21)                  (3)
Non Compensation Expense                         35               (31)                 (17)
                                         -----------
Cash Expense                                     68               (27)                 (11)
Cash Operating Earnings                  $     (613)               NM                   NM
                                         ===========
Average Common Equity                    $    6,447                (5)                 (12)
Average Managed Assets (b)               $   11,683               (11)                 (13)
Shareholder Value Added (SVA) (c)        $     (857)               NM                   NM
Cash Return on Common Equity                     NM                NM                   NM
Cash Overhead Ratio                              NM                NM                   NM


                                         -------------------------------------------
                                           RETAIL & MIDDLE MARKET FINANCIAL SERVICES
                                         -------------------------------------------
                                                            1Q 2001          2Q 2000
        SECOND QUARTER                    2Q 2001          % CHANGE         % CHANGE
---------------------------------        ----------       ----------        --------
Operating Basis

Investment Banking Fees                  $       5            25 %           (44) %
Trading-Related Revenue (a)                    (81)           NM              NM
Fees and Commissions                           838            80               6
Private Equity Gains (Losses)                   (1)           NM              NM
Securities Gains                                 -            NM              NM
Other Revenue                                  196            11              73
Net Interest Income                          1,685             5               7
                                         ----------
         Operating Revenue                   2,642 (e)         3  (e)          5  (e)
Compensation Expense                           593             6               9
Non Compensation Expense                       746             3               1
                                         ----------
Cash Expense                                 1,339             4               4
Cash Operating Earnings                  $     438 (e)        (1) (e)         (3) (e)
                                         ==========
Average Common Equity                    $   8,380             3               1
Average Managed Assets (b)               $ 165,177             5              14
Shareholder Value Added (SVA) (c)        $     183            (8)             (8)
Cash Return on Common Equity                  20.8 %        (120) bp         (90) bp
Cash Overhead Ratio                             51           100  bp           -  bp


                                                    ------------------------------------------------------------------------------
                                                                                      TOTAL (f)
                                                    ------------------------------------------------------------------------------
                                                                                                                   PROFORMA
                                                                            1Q 2001             2Q 2000             2Q 2000
               SECOND QUARTER                           2Q 2001            % CHANGE            % CHANGE          % CHANGE (d)
----------------------------------------------      ----------------    ----------------    ----------------    ----------------
Operating Basis

Investment Banking Fees                                    $    929                  (1) %              (16) %              (19) %
Trading-Related Revenue (a)                                   1,594                 (26)                (15)                (17)
Fees and Commissions                                          2,350                  17                  11                  (4)
Private Equity Gains (Losses)                                  (829)                 NM                  NM                  NM
Securities Gains                                                 67                 (85)                179                 179
Other Revenue                                                   274                   9                  34                  18
Net Interest Income                                           2,759                   9                  11                   9
                                                    ----------------
         Operating Revenue                                    7,144                 (16)                (14)                (18)
Compensation Expense                                          3,052                  (9)                  3                  (6)
Non Compensation Expense                                      2,048                  (1)                  4                  (2)
                                                    ----------------
Cash Expense                                                  5,100                  (6)                  3                  (4)
Cash Operating Earnings                                    $    873                 (46)                (53)                (55)
                                                    ================
Average Common Equity                                      $ 41,719                   1                  23                   5
Average Managed Assets (b)                                 $752,494                   1                  10                   6
Shareholder Value Added (SVA) (c)                          $   (394)                 NM                  NM                  NM
Cash Return on Common Equity                                    8.2 %              (740) bp          (1,350) bp          (1,090) bp
Cash Overhead Ratio                                              71                 700  bp           1,100  bp           1,000  bp

----------

Notes: JPMorgan Chase has organized itself into five lines of business. All periods are on a comparable basis, although restatements will occur in future periods to reflect further alignment of management accounting policies.

(a) Trading-related NII component has been restated in the prior periods in order to conform to the current presentation.

(b) Excludes the impact of credit card securitizations.

(c) SVA is JPMorgan Chase's primary performance measure of its businesses. SVA represents operating earnings excluding the amortization of goodwill and certain other intangibles (i.e., cash operating earnings), minus preferred dividends and an explicit charge for capital. A new framework for capital allocation and for business performance measurement was adopted during the first quarter of 2001. The SVA framework now utilizes a 12% cost of equity capital for each business, with the exception of JPMP which is charged a 15% cost of equity capital. All prior periods have been restated.

(d) Proforma results assume that the purchase of Robert Fleming Holdings Limited ("Flemings") occurred at the beginning of 2000.

(e) Retail and Middle Market Financial Services key businesses:

                                                  Operating Revenue
                              -----------------------------------------------------------
                                                                 % Change
                                                   --------------------------------------
                                  2Q 2001              1Q 2001               2Q 2000
                              ----------------     ----------------      ----------------
    Cardmember Services                $1,061                    7 %                  15 %
    Regional Banking Group                759                   (1)                   (3)
    Home Finance                          393                   15                    25
    Middle Markets                        263                   (6)                   (5)
    Auto Finance                          133                   21                    23
    Other                                  33                   NM                    NM


                                                 Cash Operating Earnings
                               ------------------------------------------------------------
                                                                   % Change
                                                    ---------------------------------------
                                   2Q 2001              1Q 2001                2Q 2000
                               ----------------     ----------------       ----------------
    Cardmember Services                   $135                   15 %                    7 %
    Regional Banking Group                 131                   (6)                    (9)
    Home Finance                            90                    8                     25
    Middle Markets                          58                  (22)                   (16)
    Auto Finance                            34                   55                     36
    Other                                  (10)                  NM                     NM

(f) Total column includes LabMorgan, Support Units and the effects remaining at the Corporate level after the implementation of management accounting policies.

NM - Not meaningful
bp - basis points
Unaudited

                             J.P. MORGAN CHASE & CO.
                            LINES OF BUSINESS RESULTS
                          (IN MILLIONS, EXCEPT RATIOS)



                                           INVESTMENT BANK             INVESTMENT MANAGEMENT & PRIVATE BANKING
                                   ---------------------------------   ---------------------------------------
                                                         PROFORMA                                 PROFORMA
                                                2000       2000                         2000        2000
    SIX MONTHS                       2001     % CHANGE  % CHANGE (d)      2001        % CHANGE   % CHANGE (d)
    ----------                       ----     --------  ------------      ----        --------   ------------
Operating Basis
Investment Banking Fees            $  1,860     (18)%       (22)%       $      3          NM          NM
Trading-Related Revenue (a)           3,740      (5)         (6)              41         (59)%       (59)%
Fees and Commissions                    867      22         (13)           1,190          22          (9)
Private Equity Gains (Losses)            19     (41)        (41)              --          NM          NM
Securities Gains                        233      NM          NM                7          NM          NM
Other Revenue                            17     (89)        (93)              96         (35)        (58)
Net Interest Income                   1,477      11           4              258         (19)        (21)
                                   --------                             --------
         Operating Revenue            8,213      (2)         (9)           1,595           3         (19)
Compensation Expense                  3,240      (1)        (11)             717          12         (10)
Non Compensation Expense              1,754      12           4              612          26          --
                                   --------                             --------
Cash Expense                          4,994       4          (7)           1,329          18          (6)
Cash Operating Earnings            $  1,849     (13)        (17)        $    216         (21)        (40)
                                   ========                             ========
Average Common Equity              $ 18,751      15           1         $  5,998         144          (4)
Average Managed Assets (b)         $511,938      10           7         $ 34,364          29          (3)
Shareholder Value Added (SVA) (c)  $    716     (36)        (35)        $   (147)         NM          NM
Cash Return on Common Equity           19.7%   (620)bp     (420)bp           7.1%     (1,510)bp     (440)bp
Cash Overhead Ratio                      61     400 bp      200 bp            83       1,100 bp    1,200 bp

                                    TREASURY & SECURITIES SERVICES
                                    ------------------------------

                                                       2000
    SIX MONTHS                              2001     % CHANGE
    ----------                              ----     --------
Operating Basis
Investment Banking Fees                    $     1       -- %
Trading-Related Revenue (a)                     --       NM
Fees and Commissions                         1,026        6
Private Equity Gains (Losses)                   --       NM
Securities Gains                                --       NM
Other Revenue                                   87      (30)
Net Interest Income                            702        4
                                           -------
         Operating Revenue                   1,816        3
Compensation Expense                           579        6
Non Compensation Expense                       703       (1)
                                           -------
Cash Expense                                 1,282        2
Cash Operating Earnings                    $   346        4
                                           =======
Average Common Equity                      $ 2,928        1
Average Managed Assets (b)                 $17,900       11
Shareholder Value Added (SVA) (c)          $   168        8
Cash Return on Common Equity                  23.6%      80 bp
Cash Overhead Ratio                             71       -- bp




                                      JPMORGAN PARTNERS         RETAIL & MIDDLE MARKET                    TOTAL (f)
                                    ---------------------                                   --------------------------------------
                                                                 FINANCIAL SERVICES                                    PROFORMA
                                                               ------------------------
                                                   2000                          2000                        2000        2000
       SIX MONTHS                     2001       % CHANGE       2001           % CHANGE       2001         % CHANGE   % CHANGE (d)
       ----------                     ----       --------       ----           --------       ----         --------   ------------
Operating Basis
Investment Banking Fees             $     --        NM        $       8           (38)%     $   1,870         (19)%       (22)%
Trading-Related Revenue (a)               --        NM              (89)           NM           3,761          (8)        (10)
Fees and Commissions                      33         -%           1,304           (18)          4,366           3         (12)
Private Equity Gains (Losses)           (695)       NM               (1)           NM            (702)         NM          NM
Securities Gains                          --        NM              316            NM             522          NM          NM
Other Revenue                             (5)       (29)            374            82             525          --         (19)
Net Interest Income                     (170)        31           3,289             7           5,296           6           4
                                    --------                  ---------                     ---------
         Operating Revenue              (837)       NM            5,201(e)          6(e)       15,638         (10)        (15)
Compensation Expense                      75        (17)          1,155             4           6,409           2          (8)
Non Compensation Expense                  85        (22)          1,472            --           4,112           6          --
                                    --------                  ---------                     ---------
Cash Expense                             160        (20)          2,627             2          10,521           3          (5)
Cash Operating Earnings             $   (633)       NM        $     880(e)         10(e)    $   2,486         (37)        (40)
                                    ========                  =========                     =========
Average Common Equity               $  6,599         (9)      $   8,241            (1)      $  41,494          24           5
Average Managed Assets (b)          $ 12,415         (6)      $ 161,353            13       $ 750,098          11           7
Shareholder Value Added (SVA) (c)   $ (1,130)       NM        $     382            33       $     (23)         NM          NM
Cash Return on Common Equity              NM        NM             21.3%          240 bp         11.9%     (1,140)bp     (880)bp
Cash Overhead Ratio                       NM        NM               51          (200)bp           67         800 bp      700 bp


---------------------------------------------------

Notes: JPMorgan Chase has organized itself into five lines of business. All periods are on a comparable basis, although restatements will occur in future periods to reflect further alignment of management accounting policies.

(a) Trading-related NII component has been restated in the prior periods in order to conform to the current presentation.

(b)  Excludes the impact of credit card securitizations.

(c) SVA is JPMorgan Chase's primary performance measure of its businesses. SVA represents operating earnings excluding the amortization of goodwill and certain other intangibles (i.e., cash operating earnings), minus preferred dividends and an explicit charge for capital. A new framework for capital allocation and for business performance measurement was adopted during the first quarter of 2001. The SVA framework now utilizes a 12% cost of equity capital for each business, with the exception of JPMP which is charged a 15% cost of equity capital. All prior periods have been restated.

(d) Proforma results assume that the purchase of Robert Fleming Holdings Limited ("Flemings") occurred at the beginning of 2000.

(e)  Retail and Middle Market Financial Services key businesses:

                                             Operating Revenue                              Cash Operating Earnings
                                        ---------------------------------              ----------------------------------
                                                                 % Change                                        % Change
                                        YTD 2001                 YTD 2000              YTD 2001                  YTD 2000
                                        --------                 --------              --------                  --------
         Cardmember Services             $2,050                       12%                 $252                        14%
         Regional Banking Group           1,527                       (1)                  271                        (5)
         Home Finance                       736                       16                   173                        24
         Middle Markets                     544                       (1)                  131                        (4)
         Auto Finance                       242                       97                    56                        NM
         Other                              102                       NM                    (3)                       NM

(f) Total column includes LabMorgan, Support Units and the effects remaining at the Corporate level after the implementation of management accounting policies.

NM - Not meaningful

bp - basis points

Unaudited

                             J.P. MORGAN CHASE & CO.
                        CONSOLIDATED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)



                                                       SECOND QUARTER             %                 SIX MONTHS               %
                                                   ----------------------                     -----------------------
                                                    2001           2000         CHANGE          2001           2000        CHANGE
                                                   -------        -------       ------        --------        -------      --------
REVENUE

Investment Banking Fees                            $   929        $ 1,107         (16)%       $  1,870        $ 2,298       (19)%
Trading Revenue                                      1,261          1,730         (27)           3,262          3,701       (12)
Fees and Commissions                                 2,388          2,218           8            4,453          4,415         1
Private Equity - Realized Gains (Losses)               (46)           630          NM              366          1,022       (64)
Private Equity - Unrealized Gains (Losses)            (783)          (171)         NM           (1,068)           111        NM
Securities Gains                                        67             24         179              522             21        NM
Other Revenue                                          274             67         309              520            392        33
                                                   -------        -------                     --------        -------

TOTAL NONINTEREST REVENUE                            4,090          5,605         (27)           9,925         11,960       (17)
                                                   -------        -------                     --------        -------

Interest Income                                      8,469          8,858          (4)          17,649         17,298         2
Interest Expense                                     5,688          6,564         (13)          12,450         12,590        (1)
                                                   -------        -------                     --------        -------
NET INTEREST INCOME                                  2,781          2,294          21            5,199          4,708        10
                                                   -------        -------                     --------        -------

REVENUE BEFORE PROVISION FOR LOAN LOSSES             6,871          7,899         (13)          15,124         16,668        (9)
Provision for Loan Losses                              525            328          60              972            670        45
                                                   -------        -------                     --------        -------
TOTAL NET REVENUE                                    6,346          7,571         (16)          14,152         15,998       (12)
                                                   -------        -------                     --------        -------

EXPENSE
Compensation Expense                                 3,052          2,963           3            6,409          6,303         2
Occupancy Expense                                      327            297          10              675            605        12
Technology and Communications                          674            574          17            1,328          1,154        15
Merger and Restructuring Costs                         478             50          NM              806             50        NM
Amortization of Intangibles                            183             92          99              360            185        95
Other Expense                                        1,047          1,099          (5)           2,109          2,131        (1)
                                                   -------        -------                     --------        -------
TOTAL NONINTEREST EXPENSE                            5,761          5,075          14           11,687         10,428        12
                                                   -------        -------                     --------        -------

INCOME BEFORE INCOME TAX EXPENSE
   AND EFFECT OF ACCOUNTING CHANGE                     585          2,496         (77)           2,465          5,570       (56)
Income Tax Expense                                     207            863         (76)             863          1,949       (56)
                                                   -------        -------                     --------        -------
INCOME BEFORE EFFECT OF ACCOUNTING CHANGE          $   378        $ 1,633         (77)        $  1,602        $ 3,621       (56)
Net Effect of Change in Accounting Principle            --             --          NM              (25)            --        NM
                                                   -------        -------                     --------        -------
NET INCOME                                         $   378        $ 1,633         (77)        $  1,577        $ 3,621       (56)
                                                   =======        =======                     ========        =======
NET INCOME APPLICABLE TO COMMON STOCK              $   359        $ 1,607         (78)        $  1,537        $ 3,570       (57)
                                                   =======        =======                     ========        =======


NET INCOME PER SHARE (a)
    Basic                                          $  0.18        $  0.87         (79)        $   0.78        $  1.92       (59)
    Diluted                                        $  0.18        $  0.83         (78)        $   0.76        $  1.84       (59)


      -------------------------------------------------------------------------

(a) Basic and diluted earnings per share have been reduced by $(0.01) in the first six months of 2001 due to the impact of the adoption of SFAS 133 relating to the Accounting for Derivative Instruments and Hedging Activities.

NM - Not meaningful
Unaudited

                             J.P. MORGAN CHASE & CO.
               NONINTEREST REVENUE AND NONINTEREST EXPENSE DETAIL
                                  (IN MILLIONS)



                                                         SECOND QUARTER             %                SIX MONTHS                 %
                                                       --------------------                     ----------------------
NONINTEREST REVENUE                                     2001          2000        CHANGE          2001           2000        CHANGE
                                                       ------       -------       ------        -------        -------       ------
INVESTMENT BANKING FEES:
    Advisory                                           $  308       $   392         (21)%       $   648        $   754         (14)%
    Underwriting and Other Fees                           621           715         (13)          1,222          1,544         (21)
                                                       ------       -------                     -------        -------
        Total                                          $  929       $ 1,107         (16)        $ 1,870        $ 2,298         (19)
                                                       ======       =======                     =======        =======

TRADING-RELATED REVENUE:  (a)
    Equities                                           $  450       $   486          (7)        $   955        $ 1,064         (10)
    Debt Instruments                                      262           346         (24)            487            913         (47)
    Foreign Exchange Revenue                              178           280         (36)            427            622         (31)
    Interest Rate Contracts, Commodities and Other        704           767          (8)          1,892          1,497          26
                                                       ------       -------                     -------        -------
        Total                                          $1,594       $ 1,879         (15)        $ 3,761        $ 4,096          (8)
                                                       ======       =======                     =======        =======


FEES AND COMMISSIONS:
    Investment Management, Custody and
       Processing Services                             $  943       $   859          10         $ 1,917        $ 1,657          16
    Credit Card Revenue                                   465           443           5             898            840           7
    Brokerage and Investment Services                     308           246          25             671            572          17
    Mortgage Servicing Fees, Net of
      Amortization and Writedowns                          75           131         (43)           (158)           281          NM
    Other Lending-Related Service Fees                    122           154         (21)            252            304         (17)
    Deposit Service Charges                               258           226          14             484            447           8
    Other Fees                                            217           159          36             389            314          24
                                                       ------       -------                     -------        -------
        Total                                          $2,388       $ 2,218           8         $ 4,453        $ 4,415           1
                                                       ======       =======                     =======        =======


OTHER REVENUE:
    Residential Mortgage Origination/Sales
      Activities                                       $  146       $    41         256         $   245        $    85         188
    Loss on Economic Hedge of the Flemings
      Purchase Price (b)                                   --          (141)         NM              --           (141)         NM
    All Other Revenue                                     128           167         (23)            275            448         (39)
                                                       ------       -------                     -------        -------
        Total                                          $  274       $    67         309         $   520        $   392          33
                                                       ======       =======                     =======        =======



NONINTEREST EXPENSE

OTHER EXPENSE:
    Professional Services                              $  288       $   281           2%        $   583        $   563           4%
    Outside Services                                      166           157           6             332            316           5
    Marketing                                             144           144          --             285            261           9
    Travel and Entertainment                              137           120          14             259            232          12
    All Other                                             312           397         (21)            650            759         (14)
                                                       ------       -------                     -------        -------
        Total                                          $1,047       $ 1,099          (5)        $ 2,109        $ 2,131          (1)
                                                       ======       =======                     =======        =======


(a) Trading-related revenue includes net interest income attributable to trading activities. Trading-related net interest income has been restated in the prior periods in order to conform to the current presentation.

(b) Loss is the result of the economic hedge of the purchase price of Flemings prior to its acquisition.

NM - Not meaningful

Unaudited

                             J.P. MORGAN CHASE & CO.
                         OPERATING INCOME RECONCILIATION
                      (IN MILLIONS, EXCEPT PER SHARE DATA)



                                                  SECOND QUARTER 2001                              SECOND QUARTER 2000
                                      ---------------------------------------------   ----------------------------------------------

                                      REPORTED     CREDIT     SPECIAL     OPERATING   REPORTED     CREDIT     SPECIAL      OPERATING
                                      RESULTS       CARD       ITEMS        BASIS     RESULTS       CARD       ITEMS         BASIS
                                         (a)        (b)         (c)                     (a)          (b)        (c)
                                      --------     ------     -------     ---------   --------     ------     -------      ---------
INCOME STATEMENT
Revenue                                $6,871       $273       $  --        $7,144     $7,899       $242       $ 141        $8,282
Cash Expense                            5,100         --          --         5,100      4,933         --          --         4,933
Amortization of Intangibles               183         --          --           183         92         --          --            92
                                       ------       ----       -----        ------     ------       ----       -----        ------
Operating Margin                        1,588        273          --         1,861      2,874        242         141         3,257
Credit Costs                              525        273          --           798        328        242          --           570
                                       ------       ----       -----        ------     ------       ----       -----        ------
Income before Merger and
   Restructuring Costs                  1,063         --          --         1,063      2,546         --         141         2,687
Merger and Restructuring Costs            478         --        (478)           --         50         --         (50)           --
                                       ------       ----       -----        ------     ------       ----       -----        ------
Income before Income Tax Expense          585         --         478         1,063      2,496         --         191         2,687
Tax Expense                               207         --         166           373        863         --          67           930
                                       ------       ----       -----        ------     ------       ----       -----        ------
Net Income                             $  378       $ --       $ 312        $  690     $1,633       $ --       $ 124        $1,757
Add Back: Amortization of Intangibles     183         --          --           183         92         --          --            92
                                       ------       ----       -----        ------     ------       ----       -----        ------
Cash Earnings                          $  561       $ --       $ 312        $  873     $1,725       $ --       $ 124        $1,849
                                       ------       ----       -----        ------     ------       ----       -----        ------

NET INCOME PER SHARE

Basic                                  $ 0.18                               $ 0.34     $ 0.87                               $ 0.93
Diluted                                $ 0.18                               $ 0.33     $ 0.83                               $ 0.89

CASH EARNINGS PER SHARE
Basic                                                                       $ 0.43                                          $ 0.98
Diluted                                                                     $ 0.42                                          $ 0.94


                                                     SIX MONTHS 2001                              SIX MONTHS 2000
                                      ---------------------------------------------   ----------------------------------------------

                                      REPORTED     CREDIT     SPECIAL     OPERATING   REPORTED     CREDIT     SPECIAL      OPERATING
                                      RESULTS       CARD       ITEMS        BASIS     RESULTS       CARD       ITEMS         BASIS
                                        (a)          (b)        (c)                     (a)          (b)        (c)
                                      --------     ------     -------     ---------   --------     ------     -------      ---------

INCOME STATEMENT
Revenue                               $ 15,124       $514       $  --      $15,638     $16,668       $496       $ 141        $17,305
Cash Expense                            10,521         --          --       10,521      10,193         --          --         10,193
Amortization of Intangibles                360         --          --          360         185         --          --            185
                                      --------       ----       -----      -------     -------       ----       -----        -------
Operating Margin                         4,243        514          --        4,757       6,290        496         141          6,927
Credit Costs                               972        514          --        1,486         670        496          --          1,166
                                      --------       ----       -----      -------     -------       ----       -----        -------
Income before Merger and
   Restructuring Costs                   3,271         --          --        3,271       5,620         --         141          5,761
Merger and Restructuring Costs             806         --        (806)          --          50         --         (50)            --
                                      --------       ----       -----      -------     -------       ----       -----        -------
Income before Income Tax Expense
   and Effect of Accounting Change       2,465         --         806        3,271       5,570         --         191          5,761
Tax Expense                                863         --         282        1,145       1,949         --          67          2,016
                                      --------       ----       -----      -------     -------       ----       -----        -------
Income before Effect of
   Accounting Change                     1,602         --         524        2,126       3,621         --         124          3,745
Net Effect of Change in
   Accounting Principle                    (25)        --          25           --          --         --          --             --
                                      --------       ----       -----      -------     -------       ----       -----        -------
Net Income                            $  1,577       $ --       $ 549      $ 2,126     $ 3,621       $ --       $ 124        $ 3,745
Add Back: Amortization of
  Intangibles                              360         --          --          360         185         --          --            185
                                      --------       ----       -----      -------     -------       ----       -----        -------
Cash Earnings                         $  1,937       $ --       $ 549      $ 2,486     $ 3,806       $ --       $ 124        $ 3,930
                                      --------       ----       -----      -------     -------       ----       -----        -------

NET INCOME PER SHARE

Basic                                 $   0.78 (d)                         $  1.06     $  1.92                               $  1.99
Diluted                               $   0.76 (d)                         $  1.03     $  1.84                               $  1.90

CASH EARNINGS PER SHARE
Basic                                                                      $  1.24                                           $  2.09
Diluted                                                                    $  1.20                                           $  2.00




(a) Represents condensed results as reported in JPMorgan Chase's financial statements.

(b) This column excludes the impact of credit card securitizations. For receivables that have been securitized, amounts that would have been reported as net interest income and as provision for loan losses are instead reported as components of noninterest revenue.

(c) Includes merger and restructuring costs and special items. The 2001 second quarter and six months include $478 million and $806 million, respectively, in merger and restructuring expenses. The 2000 second quarter and six months include a $141 million loss resulting from the economic hedge of the purchase price of Flemings prior to its acquisition and $50 million of restructuring costs associated with previously announced relocation initiatives.

(d) Includes the effect of the accounting change. Excluding the accounting change, basic and diluted net income per share were $0.79 and $0.77, respectively.

Unaudited

                             J.P. MORGAN CHASE & CO.
                           CONSOLIDATED BALANCE SHEET
                                  (IN MILLIONS)




                                                                   JUNE 30,                 %           MARCH 31,        %
                                                          --------------------------
                                                            2001             2000         CHANGE           2001        CHANGE
                                                          ---------        ---------      ------        ---------      ------
ASSETS
Cash and Due from Banks                                   $  24,219        $  20,859          16%       $  22,371           8%
Deposits with Banks                                          11,903            8,768          36            7,979          49
Federal Funds Sold and Securities
    Purchased Under Resale Agreements                        61,308           69,421         (12)          71,147         (14)
Securities Borrowed                                          38,296           34,681          10           37,264           3
Trading Assets:
    Debt and Equity Instruments                             139,135          115,730          20          138,270           1
    Derivative Receivables                                   68,910           68,728          --           78,907         (13)
Securities                                                   68,488           71,050          (4)          69,731          (2)
Loans (Net of Allowance for Loan Losses of $3,673
    at June 30, 2001, $3,742 at June 30, 2000 and
    $3,672 at March 31, 2001)                               216,245          203,611           6          213,116           1
Goodwill and Other Intangibles                               16,224           10,012          62           15,351           6
Private Equity Investments                                    9,855           12,102         (19)          10,877          (9)
Other Assets                                                 58,119           47,406          23           48,611          20
                                                          ---------        ---------                    ---------
    TOTAL ASSETS                                          $ 712,702        $ 662,368           8        $ 713,624          --
                                                          =========        =========                    =========

LIABILITIES
Deposits:
    Noninterest-Bearing                                   $  64,231        $  57,904          11%       $  59,686           8%
    Interest-Bearing                                        212,573          213,012          --          212,886          --
                                                          ---------        ---------                    ---------
    Total Deposits                                          276,804          270,916           2          272,572           2
Federal Funds Purchased and Securities
    Sold Under Repurchase Agreements                        155,062          125,237          24          145,703           6
Commercial Paper                                             19,985           13,354          50           16,281          23
Other Borrowed Funds                                         18,418           15,124          22           28,716         (36)
Trading Liabilities:
    Debt and Equity Instruments                              53,571           52,506           2           52,501           2
    Derivative Payables                                      62,373           65,531          (5)          73,312         (15)
Accounts Payable, Accrued Expenses and Other
    Liabilities (including the Allowance for
    Credit Losses of $285 at June 30, 2001,
    $333 at June 30, 2000 and $283 at March 31, 2001)        38,157           34,298          11           33,575          14
Long-Term Debt                                               40,917           44,528          (8)          42,609          (4)
Guaranteed Preferred Beneficial Interests in the Firm's
    Junior Subordinated Deferrable Interest Debentures        4,439            3,689          20            4,439          --
                                                          ---------        ---------                    ---------
    TOTAL LIABILITIES                                       669,726          625,183           7          669,708          --
                                                          ---------        ---------                    ---------

PREFERRED STOCK OF SUBSIDIARY                                   550              550          --              550          --
                                                          ---------        ---------                    ---------

STOCKHOLDERS' EQUITY
Preferred Stock                                               1,025            1,522         (33)           1,362         (25)
Common Stock                                                  1,990            2,066          (4)           1,984          --
Capital Surplus                                              12,000           12,205          (2)          11,663           3
Retained Earnings                                            28,265           30,887          (8)          28,592          (1)
Accumulated Other Comprehensive Loss                           (834)          (1,281)        (35)            (214)        290
Treasury Stock, at Cost                                         (20)          (8,764)       (100)             (21)         (5)
                                                          ---------        ---------                    ---------
    TOTAL STOCKHOLDERS' EQUITY                               42,426           36,635          16           43,366          (2)
                                                          ---------        ---------                    ---------
    TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
       AND STOCKHOLDERS' EQUITY                           $ 712,702        $ 662,368           8        $ 713,624          --
                                                          =========        =========                    =========



Unaudited

                             J.P. MORGAN CHASE & CO.
       CREDIT RELATED INFORMATION AND SELECTED AVERAGE BALANCES AND YIELDS
                          (in millions, except ratios)


                                              CREDIT-RELATED ASSETS       %           NONPERFORMING ASSETS      %
                                            -----------------------                   --------------------
JUNE 30,                                      2001           2000       CHANGE         2001         2000      CHANGE
-------------------------------------       --------       --------     ------        ------       ------     ------
COMMERCIAL LOANS
Domestic Commercial                         $ 74,563       $ 75,820        (2)%       $1,528       $  593       158 %
Foreign Commercial                            38,227         43,725       (13)           362          898       (60)
                                            --------       --------                   ------       ------
TOTAL COMMERCIAL LOANS                       112,790        119,545        (6)         1,890        1,491        27
Derivatives and FX Contracts (a)              68,910         68,728        --             88           53        66
                                            --------       --------                   ------       ------
TOTAL COMMERCIAL CREDIT-RELATED              181,700        188,273        (3)         1,978        1,544        28
                                            --------       --------                   ------       ------

CONSUMER LOANS
Credit Card - Reported                        19,531         12,095        61             25           33       (24)
Credit Card Securitizations (b)               17,753         19,861       (11)            --           --        NM
                                            --------       --------                   ------       ------
Credit Card - Managed                         37,284         31,956        17             25           33       (24)
1-4 Family Residential Mortgages              57,388         47,599        21            263          269        (2)
Auto Financings                               23,322         18,788        24             97           70        39
Other Consumer (c)                             6,887          9,326       (26)            16           29       (45)
                                            --------       --------                   ------       ------
TOTAL CONSUMER LOANS                         124,881        107,669        16            401          401        --
                                            --------       --------                   ------       ------
TOTAL MANAGED CREDIT-RELATED                $306,581       $295,942         4         $2,379       $1,945        22
                                            ========       ========                   ======       ======
Assets Acquired as Loan Satisfactions                                                    119           94        27
                                                                                      ------       ------
TOTAL NONPERFORMING ASSETS (d)                                                        $2,498       $2,039        23
                                                                                      ======       ======



                                        SECOND QUARTER      SIX MONTHS             SECOND QUARTER (e)            SIX MONTHS (e)
                                       ---------------    ----------------       ----------------------      ----------------------
NET CHARGE-OFFS AND RATES              2001       2000      2001      2000          2001           2000         2001           2000
--------------------------------       ----       ----    ------    ------       -------        -------      -------        -------
COMMERCIAL LOANS
Domestic Commercial                    $177       $ 80    $  303    $  122          0.90%          0.38%        0.76%          0.29%
Foreign Commercial                       35         15        57        36          0.46           0.18         0.35           0.22
                                       ----       ----    ------    ------
TOTAL COMMERCIAL LOANS                  212         95       360       158          0.77           0.32         0.64           0.27
                                       ----       ----    ------    ------

CONSUMER LOANS
Credit Card - Reported                  234        166       452       354          4.69           5.52         4.59           5.40
Credit Card Securitizations (b)         273        242       514       496          6.55           4.93         6.20           5.25
                                       ----       ----    ------    ------
Credit Card - Managed                   507        408       966       850          5.54           5.16         5.33           5.31
1-4 Family Residential Mortgages          7         10        17        19          0.05           0.09         0.06           0.08
Auto Financings                          26         22        55        43          0.46           0.47         0.51           0.46
Other Consumer (c)                       46         42        88        94          2.30           1.72         2.11           1.89
                                       ----       ----    ------    ------
TOTAL CONSUMER LOANS                    586        482     1,126     1,006          1.89           1.81         1.87           1.89
                                       ----       ----    ------    ------
TOTAL MANAGED CREDIT-RELATED           $798       $577    $1,486    $1,164          1.37           1.03         1.28           1.05
                                       ====       ====    ======    ======

(a)  Charge-offs for derivative receivables are included in trading revenue.

(b) Represents the portion of JPMorgan Chase's credit card receivables that have been securitized.

(c) Consists of installment loans (direct and indirect types of consumer finance), student loans, unsecured lines of credit and foreign consumer.

(d) Nonperforming assets have not been reduced for credit protection (single name credit default swaps and collateralized loan obligations) aggregating $112 million related to nonperforming counterparties at June 30, 2001.

(e)  Annualized.

NM - Not meaningful

Unaudited


                                                SECOND QUARTER            %            SIX MONTHS               %
                                           -----------------------               -----------------------
                                            2001          2000         CHANGE      2001          2000         CHANGE
                                           --------       --------     ------    --------       --------      ------
SELECTED AVERAGE BALANCES:
Loans                                      $217,447       $205,419        6%     $218,285       $204,556          7%
Total Interest-Earning Assets               546,280        505,911        8       546,946        497,573         10
Total Assets                                735,768        667,338       10       733,376        659,467         11
Interest-Bearing Deposits                   215,987        213,124        1       216,366        214,793          1
Total Interest-Bearing Liabilities          509,142        463,382       10       507,300        457,450         11
Total Liabilities                           692,260        631,363       10       689,970        623,819         11
Common Stockholders' Equity                  41,719         33,804       23        41,494         33,477         24
Total Stockholders' Equity                   42,958         35,425       21        42,856         35,098         22

SELECTED YIELDS:
Loans                                          7.55%          8.06%                  7.91%          7.93%
Total Interest-Earning Assets                  6.23           7.06                   6.52           7.01
Interest-Bearing Deposits                      3.94           4.99                   4.43           4.82
Total Interest-Bearing Liabilities             4.48           5.70                   4.95           5.53
Net Yield on Interest-Earning Assets           2.06           1.84                   1.93           1.92


Unaudited

                             J.P. MORGAN CHASE & CO.
                                JPMorgan Partners
                        (dollars and shares in millions)


                                                    JUNE 30, 2001             MARCH 31, 2001              JUNE 30, 2000
                                               ---------------------      ----------------------      ----------------------
                                               CARRYING                   CARRYING                    CARRYING
                                                 VALUE        COST          VALUE         COST          VALUE         COST
                                               --------      -------      --------       -------      --------       -------
INVESTMENT PORTFOLIO

Public Securities (198 companies)  (a)          $1,680       $   974       $ 1,611       $ 1,018       $ 3,585       $ 1,219
Private Direct Securities (930 companies)        6,089         6,998         7,144         7,318         6,500         6,453
Private Fund Investments (329 funds)             2,086         2,201         2,122         2,141         2,492         2,476
                                                ------       -------       -------       -------       -------       -------
     Total Investment Portfolio                 $9,855       $10,173       $10,877       $10,477       $12,577       $10,148
                                                ======       =======       =======       =======       =======       =======



                PUBLIC SECURITIES INVESTMENTS AT JUNE 30, 2001  (b)
                ---------------------------------------------------

                                                                                                        QUOTED
                                                                                                        PUBLIC
                                                                   SYMBOL                 SHARES         VALUE           COST
                                                                   ------                 ------        -------          -----
                TRITON PCS HOLDING, INC.                            TPCS                   20.2         $   829          $  88
                TELECORP PCS                                        TLCP                   11.4             221              8
                AMERICAN TOWER CORP.                                AMT                     5.8             121             18
                NORTHERN BORDER PARTNERS, L.P.                      NBP                     3.1             117             24
                GUITAR CENTER INC.                                  GTRC                    4.7             100             51
                FISHER SCIENTIFIC                                   FSH                     3.0              85             27
                ENCORE ACQUISITION COMPANY                          EAC                     6.4              74             44
                PACKAGING CORP OF AMERICA                           PKG                     3.9              60             18
                1-800 FLOWERS.COM                                   FLWS                    4.1              60             15
                CROWN MEDIA HOLDINGS INC.                           CRWN                    2.7              51             40
                                                                                                        -------          -----
                   TOP TEN PUBLIC SECURITIES                                                            $ 1,718          $ 333
                Other Public Securities (188 companies)                                                     697            641
                                                                                                        -------          -----
                   TOTAL PUBLIC SECURITIES   (198 companies)                                            $ 2,415          $ 974
                                                                                                        =======          =====


(a)  Publicly traded positions only.

(b) Policy: Public securities held by JPMorgan Partners are marked-to-market at the quoted public value less liquidity discounts, with the resulting unrealized gains/losses included in the income statement. JPMorgan Partners' valuation policy for public securities incorporates the use of liquidity discounts and price averaging methodologies in certain circumstances to take into account the fact that JPMorgan Partners cannot immediately realize the quoted public values as a result of the regulatory, corporate and contractual sales restrictions generally imposed on these holdings. Private investments are initially carried at cost, which is viewed as an approximation of fair value. The carrying value of private investments is adjusted to reflect valuation changes resulting from unaffiliated party transactions and for evidence of a decline in value.

Unaudited